INVESTOR CONTACT Christopher T. Lee 858-485-2523 office christopher.lee@teradata.com MEDIA CONTACT Jennifer Donahue 858-485-3029 office jennifer.donahue@teradata.com

Teradata Reports Second Quarter 2021 Financial Results

•Public cloud ARR of $139 million, an increase of 157% as reported from the prior year period(1)
•Recurring revenue of $376 million, an increase of 16% as reported from the prior year period
•Cash from operations of $225 million, an increase of $95 million from the prior year period
•Free cash flow of $219 million, an increase of $104 million from the prior year period(2)
•GAAP earnings per diluted share of $0.39 above the previously provided outlook range of $0.17 to $0.19
•Non-GAAP earnings per diluted share of $0.74 above the previously provided outlook range of $0.47 to $0.49(3)

SAN DIEGO – August 5, 2021 -- Teradata (NYSE: TDC) today announced its second-quarter 2021 financial results.
“Teradata delivered year-over-year growth in Q2 ‘21 across key metrics including public cloud ARR, recurring revenue, profitability and free cash flow. We are executing upon on our cloud-first plan, winning new customers and expanding existing customers as we build on our position as the connected multi-cloud data platform for enterprise analytics,” said Steve McMillan, Teradata President and CEO. “Our unrivalled data management capabilities across multi-cloud and on-premises environments are what customers need today, and we are continuously innovating to address tomorrow’s needs. Taken together, we are confident in our strategy for profitable growth as we continue to generate significant shareholder value.”
Second-Quarter 2021 Financial Highlights compared to Second Quarter 2020
•Public cloud ARR increased 157% as reported (153% in constant currency(1)) to $139 million from $54 million
•Total ARR increased 9% as reported (7% in constant currency(1)) to $1.426 billion from $1.304 billion
•Total revenue was $491 million versus $457 million, an increase of 7% as reported and 4% in constant currency(1)
•Recurring revenue was $376 million versus $323 million, an increase of 16% as reported and 13% in constant currency(1)
•GAAP gross margin was 63.1% versus 56.0%
•Non-GAAP gross margin was 64.8% versus 58.9%(3)
•GAAP operating income was $70 million versus $8 million
•Non-GAAP operating income was $117 million versus $64 million(3)
•GAAP earnings per diluted share was $0.39 versus GAAP loss of $0.40 per share

•Non-GAAP earnings per diluted share was $0.74 versus $0.24(3)
•Cash flow from operations was $225 million compared to $130 million
•Free cash flow was $219 million compared to $115 million(2)
Outlook
For the third quarter of 2021:
•Public cloud ARR is expected to increase by at least 90% year-over-year, or by at least $15 million sequentially
•GAAP diluted EPS is expected to be in the range of $(0.01) to $0.03
•Non-GAAP diluted EPS, excluding stock-based compensation expense, reorganization-related expenses, and other special items, is expected to be in the range of $0.30 to $0.34(3)
Affirming the following outlook for the full year 2021:
•Public cloud ARR is expected to increase by at least 100% year-over-year
•Total ARR is expected to grow at a mid-to-high-single-digit percentage year-over-year
Raising the following outlook for the full year 2021:
•Recurring revenue is now expected to grow at a high-single-digit to low-double-digit percentage year-over-year, up from a mid-to-high-single-digit percentage year-over-year
•Total revenue is now expected to grow at a low-single-digit to mid-single-digit percentage year-over-year, up from a low-single-digit percentage year-over-year
•GAAP earnings per diluted share is now expected to be in the range of $0.78 to $0.82, up from our prior outlook range of $0.58 to $0.64
•Non-GAAP earnings per diluted share, excluding stock-based compensation expense, reorganization-related expenses, and other special items, is now expected to be in the range of $1.92 to $1.96(3), up from our prior outlook of $1.61 to $1.67
•Cash flow from operations is now expected to be at least $440 million, up from our prior outlook range of at least $320 million
•Free cash flow is now expected to be at least $400 million(2), up from our prior outlook range of at least $275 million
Earnings Conference Call
A conference call is scheduled today at 2:00 p.m. PT to discuss the Company’s second-quarter 2021 results and provide a business and financial update. Access to the conference call, as well as a replay of the conference call, is available on the Investor Relations page of Teradata’s website at investor.teradata.com.
Supplemental Financial Information
Additional information regarding Teradata’s operating results is provided below as well as on the Investor Relations page of Teradata’s website at investor.teradata.com.

1.The impact of currency is determined by calculating the prior-period results using the current-year monthly average currency rates. See the foreign currency fluctuation schedule, which is used to determine revenue on a constant currency (“CC”) basis, on the Investor Relations page of the Company’s website at investor.teradata.com

Revenue
(in millions)
	For the Three Months ended June 30
	2021	2020	% Change as Reported	% Change in CC
Recurring	$376	$323	16%	13%
Perpetual software licenses and hardware and other	17	25	(32%)	(32%)
Consulting services	98	109	(10%)	(14%)
Total revenue	$491	$457	7%	4%

Americas	$274	$259	6%	6%
EMEA	128	118	8%	(1%)
APJ	89	80	11%	4%
Total revenue	$491	$457	7%	4%
Revenue
(in millions)
	For the Six Months ended June 30
	2021	2020	% Change as Reported	% Change in CC
Recurring	$748	$634	18%	15%
Perpetual software licenses, hardware and other	40	48	(17%)	(17%)
Consulting services	194	209	(7%)	(11%)
Total revenue	$982	$891	10%	7%

Americas	$537	$503	7%	7%
EMEA	275	236	17%	10%
APJ	170	152	12%	4%
Total revenue	$982	$891	10%	7%

	As of June 30
	2021	2020	% Change as Reported	% Change in CC
Annual recurring revenue*	$1,426	$1,304	9%	7%
Public cloud ARR**	$139	$54	157%	153%

* Annual recurring revenue (ARR) is defined as the annual value at a point in time of all recurring contracts, including subscription, cloud, software upgrade rights, and maintenance. ARR does not include managed services and third-party software.

** Public cloud ARR is defined as the annual value at a point in time of all contracts related to public cloud implementations of Teradata Vantage and does not include ARR related to private or managed cloud implementations.

2.As described below, the Company believes that free cash flow is a useful non-GAAP measure for investors. Teradata defines free cash flow as cash provided by / used in operating activities, less capital expenditures for property and equipment, and additions to capitalized software. Free cash flow does not have a uniform definition under GAAP and, therefore, Teradata’s definition may differ from other companies’ definitions of this measure. Teradata’s management uses free cash flow to assess the financial performance of the Company and believes it is useful for investors because it relates the operating cash flow of the Company to the capital that is spent to continue and improve business operations. In particular, free cash flow indicates the amount of cash generated after capital expenditures for, among other things, investment in the Company’s existing businesses, strategic acquisitions, strengthening the Company’s balance sheet, repurchase of the Company’s stock and repayment of the Company’s debt obligations, if any. Free cash flow does not represent the residual cash flow available for discretionary expenditures since there may be other nondiscretionary expenditures that are not deducted from the measure. This non-GAAP measure is not meant to be considered in isolation to, as a substitute for, or superior to, results determined in accordance with GAAP, and should be read only in conjunction with our condensed consolidated financial statements prepared in accordance with GAAP.

(in millions)	For the Three Months		For the Six Months
	ended June 30		ended June 30		Outlook
	2021	2020	2021	2020	2021

Cash provided by operating activities (GAAP)	$225	$130	$335	$140	≥$440
Less capital expenditures for:
Expenditures for property and equipment	(5)	(13)	(9)	(23)	(≥35)
Additions to capitalized software	(1)	(2)	(2)	(4)	(≥5)
Total capital expenditures	(6)	(15)	(11)	(27)	(≥40)
Free Cash Flow (non-GAAP measure)	$219	$115	$324	$113	≥$400

In addition, GAAP to non-GAAP reconciliation of prior 2021 FY outlook free cash flow is included in the Company’s Q1 2021 Earnings Release dated May 6, 2021, which is available on the Investor Relations page of Teradata’s website at investor.teradata.com.

3.Teradata reports its results in accordance with GAAP. However, as described below, the Company believes that certain non-GAAP measures such as non-GAAP gross profit, non-GAAP operating income, non-GAAP net income, and non-GAAP earnings per diluted share, or EPS, all of which exclude certain items (as well as free cash flow) are useful for investors. Our non-GAAP measures are not meant to be considered in isolation to, as substitutes for, or superior to, results determined in accordance with GAAP, and should be read only in conjunction with our condensed consolidated financial statements prepared in accordance with GAAP. Each of our non-GAAP measures do not have a uniform definition under GAAP and therefore, Teradata’s definition may differ from other companies’ definitions of these measures.

The following tables reconcile Teradata’s actual and projected results and EPS under GAAP to the Company’s actual and projected non-GAAP results and EPS for the periods presented, which exclude certain specified items. Our management internally uses supplemental non-GAAP financial measures, such as gross profit, operating income, net income, and EPS, excluding certain items, to understand, manage and evaluate our business and support operating decisions on a regular basis. The Company believes such non-GAAP financial measures (1) provide useful information to investors regarding the underlying business trends and performance of the Company’s ongoing operations, (2) are useful for period-over-period comparisons of such operations and results, that may be more easily compared to peer companies and allow investors a view of the Company’s operating results excluding stock-based compensation expense and special items, (3) provide useful information to management and investors regarding present and future business trends, and (4) provide consistency and comparability with past reports and projections of future results.

	For the Three Months			For the Six Months
(in millions, except per share data)	ended June 30			ended June 30
Gross Profit:	2021	2020	% Chg.	2021	2020	% Chg.
GAAP Gross Profit	$310	$256	21%	$617	$481	28%
% of Revenue	63.1%	56.0%		62.8%	54.0%

Excluding:
Stock-based compensation expense	5	4		8	8
Acquisition, integration, reorganization related, and other costs	3	4		8	4
Amortization of capitalized software	-	5		-	11
Non-GAAP Gross Profit	$318	$269	18%	$633	$504	26%
% of Revenue	64.8%	58.9%		64.5%	56.6%
Operating Income
GAAP Operating Income	$70	$8	775%	$151	$2	7,450%
% of Revenue	14.3%	1.8%		15.4%	0.2%

Excluding:
Stock-based compensation expense	31	31		52	52
Amortization of acquisition-related intangible assets	1	1		2	2
Acquisition, integration, reorganization related, and other costs	15	19		27	29
Amortization of capitalized software	-	5		-	11
Non-GAAP Operating Income	$117	$64	83%	$232	$96	142%
% of Revenue	23.8%	14.0%		23.6%	10.8%

Net Income
GAAP Net Income / (Loss)	$44	$(43)	202%	$97	$125	(22%)
% of Revenue	9%	(9.4%)		9.9%	14.0%

Excluding:
Stock-based compensation expense	31	31		52	52
Amortization of acquisition-related intangible assets	1	1		2	2
Acquisition, integration, reorganization related, and other costs	15	19		27	29
Amortization of capitalized software	-	5		-	11
IP restructuring tax expense (benefit)(1)	-	1		-	(156)
Tax contingency adjustment(2)	-	20		-	2
Income tax adjustments(3)	(8)	(8)		(17)	(9)
Non-GAAP Net Income	$83	$26	219%	$161	$56	188%
% of Revenue	16.9%	5.7%		16.4%	6.3%

	For the Three Months ended June 30		For the Six Months ended June 30
Earnings Per Share:	2021	2020	2021	2020	2021 Q3 Guidance	2021 FY Guidance
GAAP Earnings / (Loss)	$0.39	$(0.40)	$0.86	$1.13	$(0.01) - $0.03	$0.78 - $0.82
Excluding:
Stock-based compensation expense	0.28	0.29	0.46	0.47	0.25	0.95
Amortization of acquisition-related intangible assets	0.01	0.01	0.02	0.02	0.01	0.03
Acquisition, integration, reorganization related, and other costs	0.13	0.18	0.24	0.26	0.11	0.42
Amortization of capitalized software	-	0.05	-	0.10	-	-
IP restructuring tax expense (benefit)(i)	-	0.01	-	(1.41)	-	-
Tax contingency adjustment(ii)	-	0.18	-	0.02	-	-
Income tax adjustments(iii)	(0.07)	(0.08)	(0.15)	(0.08)	(0.06)	(0.26)
Non-GAAP Diluted Earnings Per Share	$0.74	$0.24	$1.43	$0.51	$0.30 - $0.34	$1.92 - $1.96

i.The Company’s GAAP effective tax rate for the three and six months ended June 30, 2020 includes $156 million of discrete tax benefit related to an intra-entity asset transfer of certain of its intellectual property to one of its Irish subsidiaries, which occurred on January 1, 2020. The one-time tax benefit for this intra-entity asset transfer of $157 million was recorded as a deferred tax asset for GAAP reporting purposes in the first quarter of 2020 but was excluded from Non-GAAP results. This was offset by $1 million of tax expense related to withholding taxes associated with the same intra-entity transfer recorded in the second quarter of 2020.

ii.The Company’s forecasted full-year 2020 GAAP marginal effective tax rate included $3 million of tax expense related to tax contingencies pursuant to FIN 48. For GAAP purposes, this is a component of the marginal rate and is recognized as tax benefit or expense based on the Company’s reported GAAP pre-tax income or loss for the quarter. To more accurately reflect the impact of the expense on a quarterly basis for non-GAAP purposes, the $3 million of tax expense was recognized ratably each quarter in 2020 instead of being included in the marginal effective rate.

iii.Represents the income tax effect of the pre-tax adjustments to reconcile GAAP to Non-GAAP income based on the applicable jurisdictional statutory tax rate of the underlying item. Including the income tax effect assists investors in understanding the tax provision associated with those adjustments and the effective tax rate related to the underlying business and performance of the Company’s ongoing operations. As a result of these adjustments, the Company’s non-GAAP effective tax rate for the three months ended June 30, 2021 was 21.7% and June 30, 2020 was 50.9%. For the six months ended June 30, the Company’s non-GAAP effective tax rate was 24.1% for 2021 and 27.3% for 2020.

In addition, GAAP to non-GAAP reconciliation of second quarter 2021 outlook non-GAAP diluted earnings per share and prior 2021 FY outlook non-GAAP diluted earnings per share is included in the Company’s Q1 2021 Earnings Release dated May 6, 2021, which is available on the Investor Relations page of Teradata’s website at investor.teradata.com.

Note to Investors
This release contains forward-looking statements within the meaning of Section 21E of the Securities and Exchange Act of 1934. Forward-looking statements generally relate to opinions, beliefs, and projections of expected future financial and operating performance, business trends, and market conditions, among other things. These forward-looking statements are based upon current expectations and assumptions and involve risks and uncertainties that could cause actual results to differ materially, including the factors discussed in this release and those relating to: the global economic environment and business conditions in general or on the ability of our suppliers to meet their commitments to us, or the timing of purchases by our current and potential customers; the rapidly changing and intensely competitive nature of the information technology industry and the data analytics business; fluctuations in our operating results; our ability to realize the anticipated benefits of our business transformation program or other restructuring and cost saving initiatives; risks inherent in operating in foreign countries, including foreign currency fluctuations; risks associated with the ongoing and uncertain impact of the COVID-19 pandemic on our business, financial condition and operating results, including the impact of the COVID-19 pandemic on our customers and suppliers; risks associated with data privacy, cyberattacks and maintaining secure and effective internal information technology and control systems; the timely and successful development, production or acquisition, availability and/or market acceptance of new and existing products, product features and services; tax rates; turnover of workforce and the ability to attract and retain skilled employees; protecting our intellectual property; the availability and successful exploitation of new alliance and acquisition opportunities; subscription arrangements may be cancelled or fail to be renewed; the impact on our business and financial reporting from changes in accounting rules; and other factors described from time to time in Teradata’s filings with the U.S. Securities and Exchange Commission, including its annual report on Form 10-K for the year ended December 31, 2020 and subsequent quarterly reports on Forms 10-Q, as well as the Company’s annual report to stockholders. Teradata does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

About Teradata
Teradata is the connected multi-cloud data platform for enterprise analytics company. Our enterprise analytics solve business challenges from start to scale. Only Teradata gives you the flexibility to handle the massive and mixed data workloads of the future, today. Learn more at Teradata.com.

# # #

The Teradata logo is a trademark, and Teradata is a registered trademark of Teradata Corporation and/or its affiliates in the U.S. and worldwide.

SCHEDULE A

TERADATA CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(in millions, except per share amounts - unaudited)

	For the Period Ended June 30
	Three Months			Six Months
	2021	2020	% Chg	2021	2020	% Chg
Revenue
Recurring	$376	$323	16%	$748	$634	18%
Perpetual software licenses, hardware and other	17	25	(32)%	40	48	(17)%
Consulting services	98	109	(10)%	194	209	(7)%
Total revenue	491	457	7%	982	891	10%
Gross profit
Recurring	289	234		571	452
% of Revenue	76.9%	72.4%		76.3%	71.3%
Perpetual software licenses, hardware and other	6	7		18	15
% of Revenue	35.3%	28.0%		45.0%	31.3%
Consulting services	15	15		28	14
% of Revenue	15.3%	13.8%		14.4%	6.7%
Total gross profit	310	256		617	481
% of Revenue	63.1%	56.0%		62.8%	54.0%

Selling, general and administrative expenses	161	165		310	323
Research and development expenses	79	83		156	156
Income from operations	70	8		151	2
% of Revenue	14.3%	1.8%		15.4%	0.2%

Other expense, net	(11)	(11)		(20)	(19)

Income (loss) before income taxes	59	(3)		131	(17)
% of Revenue	12.0%	(0.7)%		13.3%	(1.9)%

Income tax expense (benefit)	15	40		34	(142)
% Tax rate	25.4%	(1,333.3)%		26.0%	835.3%

Net income (loss)	$44	$(43)		$97	$125
% of Revenue	9.0%	(9.4)%		9.9%	14.0%

Net income (loss) per common share
Basic	$0.40	$(0.40)		$0.89	$1.14
Diluted	$0.39	$(0.40)		$0.86	$1.13

Weighted average common shares outstanding
Basic	109.0	108.5		108.9	109.4
Diluted	112.7	108.5		112.7	110.6

SCHEDULE B

TERADATA CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(in millions - unaudited)

	June 30, 2021	December 31, 2020	June 30, 2020
Assets
Current assets
Cash and cash equivalents	$684	$529	$494
Accounts receivable, net	299	331	339
Inventories	20	29	26
Other current assets	143	155	89
Total current assets	1,146	1,044	948
Property and equipment, net	325	339	337
Right of use assets- operating lease, net	27	38	46
Goodwill	399	401	395
Capitalized contract costs, net	97	98	88
Deferred income taxes	208	222	236
Other assets	43	51	52
Total assets	$2,245	$2,193	$2,102

Liabilities and stockholders' equity
Current liabilities
Current portion of long-term debt	$62	$44	$31
Current portion of finance lease liability	87	75	69
Current portion of operating lease liability	13	15	18
Accounts payable	91	50	62
Payroll and benefits liabilities	119	170	119
Deferred revenue	544	499	518
Other current liabilities	82	99	76
Total current liabilities	998	952	893
Long-term debt	374	411	436
Finance lease liability	73	70	75
Operating lease liability	20	28	33
Pension and other postemployment plan liabilities	143	152	135
Long-term deferred revenue	41	38	41
Deferred tax liabilities	6	6	6
Other liabilities	119	136	137
Total liabilities	1,774	1,793	1,756
Stockholders' equity
Common stock	1	1	1
Paid-in capital	1,743	1,656	1,603
Accumulated deficit	(1,138)	(1,114)	(1,093)
Accumulated other comprehensive loss	(135)	(143)	(165)
Total stockholders' equity	471	400	346
Total liabilities and stockholders' equity	$2,245	$2,193	$2,102

SCHEDULE C

TERADATA CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions - unaudited)

	For the Period Ended June 30
	Three Months		Six Months
	2021	2020	2021	2020
Operating activities
Net income	$44	$(43)	$97	$125
Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation and amortization	37	43	76	85
Stock-based compensation expense	31	31	52	52
Deferred income taxes	(1)	—	9	(149)
Changes in assets and liabilities:
Receivables	68	109	32	59
Inventories	(4)	2	9	5
Current payables and accrued expenses	59	11	15	(32)
Deferred revenue	(15)	(40)	48	26
Other assets and liabilities	6	17	(3)	(31)
Net cash provided by operating activities	225	130	335	140
Investing activities
Expenditures for property and equipment	(5)	(13)	(9)	(23)
Additions to capitalized software	(1)	(2)	(2)	(4)
Net cash used in investing activities	(6)	(15)	(11)	(27)
Financing activities
Repurchases of common stock	(38)	(2)	(121)	(75)
Repayments of long-term borrowings	(13)	(7)	(19)	(13)
Payments of finance leases	(29)	(16)	(44)	(25)
Other financing activities, net	5	6	18	6
Net cash used in financing activities	(75)	(19)	(166)	(107)
Effect of exchange rate changes on cash and cash equivalents	1	3	(4)	(7)
Increase (decrease) in cash, cash equivalents and restricted cash	145	99	154	(1)
Cash, cash equivalents and restricted cash at beginning of period	542	396	533	496
Cash, cash equivalents and restricted cash at end of period	$687	$495	$687	$495

Supplemental cash flow disclosure:
Non-cash investing and financing activities:
Assets acquired by finance leases	$13	$24	$58	$39
Assets acquired by operating leases	$1	$2	$3	$5

SCHEDULE D

TERADATA CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions - unaudited)

	For the Three Months Ended June 30				For the Six Months Ended June 30
	2021	2020	% Change As Reported	% Change Constant Currency(2)	2021	2020	% Change As Reported	% Change Constant Currency(2)
Segment Revenue
Americas	$274	$259	6%	6%	$537	$503	7%	7%
EMEA	128	118	8%	(1)%	275	236	17%	10%
APJ	89	80	11%	4%	170	152	12%	4%
Total segment revenue	491	457	7%	4%	982	891	10%	7%

Segment gross profit
Americas	185	161			367	305
% of Revenue	67.5%	62.2%			68.3%	60.6%
EMEA	80	67			168	128
% of Revenue	62.5%	56.8%			61.1%	54.2%
APJ	53	41			98	71
% of Revenue	59.6%	51.3%			57.6%	46.7%
Total segment gross profit	318	269			633	504
% of Revenue	64.8%	58.9%			64.5%	56.6%

Reconciling items(1)	(8)	(13)			(16)	(23)
Total gross profit	$310	$256			$617	$481
% of Revenue	63.1%	56.0%			62.8%	54.0%

(1) Reconciling items include stock-based compensation, capitalized software, amortization of acquisition-related intangible assets and acquisition, integration and reorganization-related items.
'(2) The impact of currency is determined by calculating the prior period results using the current-year monthly average currency rates.